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                                                                   EXHIBIT 10(i)



                           CORE MATERIALS CORPORATION
                     1997 INFORMAL CASH PROFIT SHARING PLAN

         Core Materials has an informal cash profit sharing plan for its management and salaried employees which is calculated as follows:

- A profit sharing pool is created after a reasonable return is provided to stockholders.

- Annually, the Company's Board of Directors will establish a threshold for Earnings Before Taxes ("EBT") to provide such return to the stockholders.

- A percentage of any EBT above such threshold will be shared with the permanent salaried employees in the form of profit sharing.

- A total profit sharing pool is limited to a maximum percentage of EBT as established by the Board of Directors.

- The salaried profit sharing pool is split into two groups, an "executive" group and a "salary" group. The executive group consists of the Acting Chief Executive Officer, the Chief Financial Officer, the Controller and three other key management positions.

- The executive group shares in 40% of the pool while the remaining salary group shares in 60% of the pool.

- Employees must have been employed as of December 31, 1997 to be eligible to participate. There is no pro-rating for terminated employees.

-       The Board of Directors reserves the right to change the plan annually.



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